Exhibit 99.1

Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Casey’s Reports Solid First Quarter

Ankeny, Iowa, September 3, 2008—Casey’s General Stores, Inc. (Nasdaq symbol CASY) today reported earnings per share from continuing operations of $0.57 for the first quarter of fiscal 2009 ended July 31, 2008. Total sales rose 22.4% from the previous first quarter to $1.6 billion, and gross profit increased 5.7% to $199 million. “The results include a charge of $2.6 million related to flood damages. If these costs were eliminated, our earnings would have exceeded the record high $0.59 we reported a year ago,” said President and CEO Robert J. Myers. “We achieved excellent growth in a challenging economy, and our results give us a solid start toward our fiscal 2009 performance goals.”

Gasoline—Casey’s annual goal is to increase same-store gasoline gallons sold 2% with an average margin of 10.8 cents per gallon. The quarter’s same-store gallons sold were up .5% with an average margin of 15.6 cents per gallon, close to the previous first quarter’s all-time high of 15.8 cents. The average retail price per gallon was $3.77, up 26.1% from the same period a year ago. Myers stated, “Customer counts remained positive, but high retail prices continued to have an impact on gallons sold.” Total gallons sold rose to 317.9 million from 313.4 million; gross profit was $49.6 million compared with $49.5 million.

Grocery & Other Merchandise—The Company’s goal is to increase same-store sales 7% with an average margin of 33.2%. The quarter’s same-store sales were up 4.7%, total sales were up 5.5% to $274 million, and the average margin was above goal at 34%. Gross profit rose 5.7% to $93.3 million. “Despite increased cost pressures, we were able to maintain the margin we achieved the previous first quarter,” said Myers. “We were encouraged by the traffic inside our stores, especially in light of the adverse weather that held back sales in the first part of the quarter.”

Prepared Food & Fountain—The goal is to increase same-store sales 6.8% with an average margin of 61.2%. Same-store sales were up 12.3%, total sales rose 13.4% to $85.6 million, and the average margin was 60.5%. “Casey’s prepared foods are destination items for our customers, and we make sure our warmers are full of the products they want when they want them,” Myers stated. “Higher prices for cheese and other commodities affected our margin; nevertheless, we increased gross profit 11.3% to $51.8 million. We are confident of our core strategies for managing this category. We will continue to test new menu offerings and marketing initiatives throughout the year and use point-of-sale data to assess their impact.”

Operating Expenses—Though credit card fees rose over 34%, the Company held its increase in operating expenses to 8.9%. “Without the flood damages, operating expenses would have been up only 6.8%,” said Myers. “We are pleased that our ongoing focus on containing costs is keeping the increase in single digits.”

Expansion—The goal for fiscal 2009 is to increase the total number of Casey’s stores 4%. By the end of the first quarter, the Company had opened 7 stores. All of the openings were acquisitions of existing stores.

“We know acquisitions are a cost-effective way to grow, and we will continue to pursue these opportunities,” Myers stated. “New-store construction will accelerate in the coming months as we roll out our new store design, developed specifically to accommodate more customer traffic, make our service areas more appealing, and enhance the sale of high-margin items.”

Dividend—At its September meeting, the Board of Directors declared a quarterly dividend of $0.075 per share, reflecting the increase approved in June. The dividend is payable November 17, 2008 to shareholders of record on November 3, 2008.

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Casey’s General Stores, Inc. Condensed Consolidated Statements of Earnings (Dollars in thousands, except per share amounts) (Unaudited)

	Three months ended July 31,
	2008	2007
Total revenue	$1,565,724	$1,279,342
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	1,366,701	1,090,993

Gross profit	199,023	188,349
Operating expenses	132,579	121,714
Depreciation and amortization	17,462	16,196
Interest, net	2,563	2,345

Earnings from continuing operations before income taxes and loss on discontinued operations	46,419	48,094
Federal and state income taxes	17,624	18,143

Earnings from continuing operations before loss on discontinued operations	28,795	29,951
Loss on discontinued operations, net of tax benefit of $7 and $112	10	175

Net earnings	$28,785	$29,776

Basic
Earnings from continuing operations before loss on discontinued operations	$.57	$.59
Loss on discontinued operations	—	—

Net earnings	$.57	$.59

Diluted
Earnings from continuing operations before loss on discontinued operations	$.57	$.59
Loss on discontinued operations	—	—

Net earnings	$.57	$.59

Casey’s General Stores, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	July 31, 2008	April 30, 2008
Assets
Current assets
Cash and cash equivalents	$171,470	$154,523
Receivables	20,938	16,662
Inventories	139,306	124,503
Prepaid expenses	9,955	9,817
Income taxes receivable	—	7,751

Total current assets	341,669	313,256

Other assets, net of amortization	9,317	8,898
Goodwill	49,208	48,308
Property and equipment, net of accumulated depreciation of $609,957 at July 31, 2008, and of $595,316 at April 30, 2008	856,748	848,738

Total assets	$1,256,942	$1,219,200

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$34,932	$34,383
Accounts payable	175,798	163,343
Accrued expenses	64,038	61,373
Income taxes payable	4,255	—

Total current liabilities	279,023	259,099

Long-term debt, net of current maturities	169,629	181,443
Deferred income taxes	108,613	105,959
Deferred compensation	10,610	10,201
Other long-term liabilities	15,730	15,026

Total liabilities	583,605	571,728

Total shareholders’ equity	673,337	647,472

Total liabilities and shareholders’ equity	$1,256,942	$1,219,200

Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Sales and Gross Profit by Product

(Amounts in thousands)

Three months ended 7/31/08	Gasoline	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Sales	$1,199,966	$274,049	$85,565	$6,144	$1,565,724
Gross profit	$49,580	$93,288	$51,805	$4,350	$199,023
Margin	4.1%	34.0%	60.5%	70.8%	12.7%

Gasoline gallons	317,873

Three months ended 7/31/07
Sales	$938,019	$259,788	$75,442	$6,093	$1,279,342
Gross profit	$49,477	$88,297	$46,538	$4,037	$188,349
Margin	5.3%	34.0%	61.7%	66.3%	14.7%

Gasoline gallons	313,385

Gasoline Gallons
Same-store Sales Growth
	Q1	Q2	Q3	Q4	Fiscal Year
F2009	0.5%
F2008	0.3	-1.6%	-3.9%	-2.5%	-2.0%
F2007	-2.9	2.7	4.0	2.8	1.4

Grocery & Other Merchandise
Same-store Sales Growth
	Q1	Q2	Q3	Q4	Fiscal Year
F2009	4.7%
F2008	9.1	11.2%	5.4%	3.6%	7.3%
F2007	2.3	3.5	6.7	7.3	4.6

Prepared Food & Fountain
Same-store Sales Growth
	Q1	Q2	Q3	Q4	Fiscal Year
F2009	12.3%
F2008	9.5	10.6%	8.4%	11.2%	9.8%
F2007	9.5	13.7	11.9	8.5	11.0

Gasoline Margin
(Cents per gallon, excluding credit card fees)
	Q1		Q2		Q3		Q4		Fiscal Year
F2009	15.6	¢
F2008	15.8		13.6	¢	13.5	¢	12.6	¢	13.9	¢
F2007	9.8		9.4		10.5		11.8		10.4

Grocery & Other Merchandise
Margin
	Q1	Q2	Q3	Q4	Fiscal Year
F2009	34.0%
F2008	34.0	33.1%	31.9%	33.2%	33.1%
F2007	32.2	32.6	30.8	35.0	32.7

Prepared Food & Fountain
Margin
	Q1	Q2	Q3	Q4	Fiscal Year
F2009	60.5%
F2008	61.7	63.0%	63.6%	60.9%	62.3%
F2007	62.9	61.6	62.1	61.6	62.0

Corporate information is available at this Web site: http://www.caseys.com. Earnings will be reported during a conference call on September 4, 2008. The call will be broadcast live over the Internet at 9:30 a.m. CT via the

Investor Relations section of our Web site and will be available in an archived format.